UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

TRUE RELIGION APPAREL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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True Religion Apparel, Inc. (the “Company”) convened its Annual Meeting of Stockholders on May 20, 2009 and adjourned the meeting to June 2, 2009 at 10:00 a.m., local time. The reconvened meeting will be held at the Company’s offices located at 2263 East Vernon Avenue, Vernon, California 90058. The adjournment will allow additional time for stockholders to consider the changes adopted by the Board of Directors of the Company (the “Board”) relating to the proposal to approve the Company’s 2009 Equity Incentive Plan (the “Plan”).
On May 18, 2009, the Board amended the Plan to reduce the number of shares of the Company’s common stock available for issuance under the Plan to an aggregate of 1,613,716 shares, which includes 613,716 shares that were not subject to awards outstanding under the Company’s 2005 Stock Incentive Plan.
In order to minimize the dilutive impact on our existing stockholders of our grants of equity-based awards to members of the Board, our employees and our consultants, our Board committed that, with respect to the shares of the Company’s common stock initially being reserved for issuance under the Plan, the burn rate of equity awards will not exceed an average of 3.44% per fiscal year through our fiscal year ending December 31, 2011. The Company’s burn rate will be recalculated following the end of each fiscal year during this period.
For this purpose, burn rate is defined as the adjusted total number of equity grants made in a given year divided by the weighted common shares outstanding. The adjusted total number of equity grants is equal to the sum of the number of shares of our common stock subject to options and other equity-based awards granted during the year as adjusted to reflect “full value.”

The full value adjustment will count one share of our common stock subject to a full value award as equivalent to:
•	1.5 shares if our annual common stock price volatility is 54.6% or higher,
•	2 shares if our annual common stock price volatility is at least 36.1% but less than 54.6%,
•	2.5 shares if our annual common stock price volatility is at least 24.9% but less than 36.1%,
•	3.0 shares if our annual common stock price volatility is at least 16.5% but less than 24.9%,
•	3.5 shares if our annual common stock price volatility is at least 7.9% but less than 16.5%. and
•	4 shares if our annual common stock price volatility is less than 7.9%.
The Plan, as amended, will be presented for stockholder approval at the Company’s 2009 Annual Meeting of Stockholders, which as indicated above will be reconvened on Tuesday, June 2, 2009.
If a stockholder returns his or her proxy card or votes via the Internet at any time (either prior to or after the date hereof) indicating a vote in favor of the Plan, such vote will constitute a vote in favor of the Plan, as amended. If any stockholder has already returned his or her properly executed proxy card or voted via the Internet and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy before it is voted at the 2009 Annual Meeting of Stockholders by submission of a proxy bearing a later date by mail or by attending the 2009 Annual Meeting of Stockholders in person and casting a ballot or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. A number of brokerage firms and banks offer Internet voting options. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on the voting instruction card accompanying your proxy card or by contacting the brokerage firm bank or other nominee.